EXHIBIT 99.1

News Release   News Release   News Release   News Release   News Release   News

[LOGO OF AMERICAN EXPRESS COMPANY]


Contacts:             Media: Joanna Lambert             Michael O'Neill
                             212-640-9668               212-640-5951
                             joanna.g.lambert@aexp.com  mike.o'neill@aexp.com

         Investors/Analysts: Alex Hopwood               Ron Stovall
                             212-640-5495               212-640-5574
                             alex.w.hopwood@aexp.com    ronald.stovall@aexp.com

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        AMERICAN EXPRESS REPORTS EARNINGS FROM CONTINUING OPERATIONS OF
           $342 MILLION; EPS OF $0.09 INCLUDES $0.18 REDUCTION FROM
                        REPURCHASE OF PREFERRED SHARES

                     (Millions, except per share amounts)

                                                               Quarters Ended      Percentage      Six Months Ended     Percentage
                                                                  June 30,          Inc/(Dec)          June 30,          Inc/(Dec)
                                                                  --------          ---------          --------          ---------
                                                              2009         2008                    2009         2008
                                                              ----         ----                    ----         ----
   Total Revenues Net of Interest Expense                 $  6,092      $ 7,455        (18)%   $ 12,018      $ 14,695      (18)%

   Income From Continuing Operations                      $    342      $   660        (48)%   $    785      $  1,704      (54)%
   Loss From Discontinued Operations                      $     (5)     $    (7)       (29)%   $    (11)     $    (60)     (82)%
   Net Income                                             $    337      $   653        (48)%   $    774      $  1,644      (53)%

   Earnings Per Common Share - Diluted:
      Income From Continuing Operations
        Attributable to Common Shareholders(1)            $   0.09      $  0.56        (84)%   $   0.41      $   1.46      (72)%
      Loss From Discontinued Operations                   $      -      $      -          -%   $  (0.01)    $  (0.05)     (80)%
      Net Income Attributable to Common Shareholders(1)
                                                          $   0.09      $  0.56        (84)%   $   0.40      $   1.41      (72)%
   Average Diluted Common Shares Outstanding                 1,165        1,163          - %      1,161         1,163        - %
   Return on Average Equity                                   13.2%        31.1%                   13.2%         31.1%
   Return on Average Common Equity                            12.0%        30.9%                   12.0%         30.9%
--------------------------------------------------------------------------------

---------------------------------

(1) Represents income from continuing operations or net income, as applicable, less:
   (i) accelerated preferred dividend accretion of $212 million for the three and six months ended June 30, 2009 due to the repurchase of $3.39 billion of preferred shares issued as part of the Capital Purchase Program (CPP),
   (ii) preferred shares dividends and related accretion of $22 million and $94 million for the three and six months ended June 30, 2009, and
   (iii) earnings allocated to participating share awards of $1 million and $3 million for the three-months ended June 30, 2009 and 2008, respectively, and $5 million and $9 million for the six months ended June 30, 2009 and 2008, respectively.

Excluding an $0.18 per share reduction from the repurchase of preferred shares discussed above, adjusted diluted earnings per share from continuing operations and net income were $0.27 for the three-months ended June 30, 2009 and $0.59 and $0.58 for the six-months ended June 30, 2009, respectively. Management believes the adjusted earnings per share provides a useful metric to evaluate the ongoing operating performance of the company.

New York - July 23, 2009 - American Express Company (NYSE: AXP) today reported second-quarter income from continuing operations of $342 million, down 48 percent from $660 million a year ago. Diluted earnings per share from continuing operations were $0.09, down 84 percent from $0.56 a year ago. The per share results include a reduction of $0.18 from a repurchase of preferred shares from the U.S. Treasury Department. Excluding this impact, adjusted diluted earnings per share from continuing operations were $0.27.

Net income totaled $337 million for the quarter, down 48 percent from a year ago. Per-share net income of $0.09 was down 84 percent from $0.56 a year ago, also reflecting the repurchase of preferred shares discussed above.

Consolidated total revenues net of interest expense declined 18 percent to $6.1 billion, down from $7.5 billion a year ago.

Consolidated provisions for losses totaled $1.6 billion compared to $1.8 billion in the year-ago period, primarily reflecting lower average cardmember receivables and loans, offset by higher write-offs and past due loans.

Consolidated expenses totaled $4.1 billion, down 16 percent from $4.9 billion a year ago, reflecting in part the results of the company's reengineering initiatives.

At the end of the quarter, the company's tier-one risk based capital ratio was
9.6 percent. Its tier-one common risk based ratio was also 9.6 percent, which compared favorably to the regulatory benchmark(2) of 4 percent.

The company's return on average equity (ROE) was 13.2 percent, down from 31.1 percent a year ago. Return on average common equity (ROCE), which excludes the impact of preferred shares and other adjustments, was 12.0 percent, down from
30.9 percent a year ago.

"We continued to deliver on our three 2009 priorities by staying liquid, staying profitable and investing selectively in key business initiatives this quarter," said Kenneth I. Chenault, chairman and chief executive officer.

"Despite continued weakness in cardmember spending and historically high levels of loan losses, we generated $342 million of earnings from continuing operations, strengthened our capital base and further expanded our deposit gathering initiatives.

"Our results benefited from successful reengineering efforts and from a diverse business model that combines the roles of card issuer, network and merchant processor."

---------------------------------
  (2) The regulatory benchmark of 4 percent was used by the Federal Reserve to conduct its capital assessment during the Stress Test earlier this year.

"Given the cutbacks in discretionary spending among affluent consumers, small businesses and corporations, our overall level of billed business is performing well relative to most of the other major card issuers. During June, the decline in cardmember spending moderated slightly from earlier in the quarter.

"Although it is still too early to point to any sure signs of an economic recovery, the number of cardmembers who are falling behind in their payments, the volume of bankruptcy filings and the level of loan write-offs were better than we had expected. If these trends continue, we expect U.S. lending write-off rates on a managed basis(3) to be below 10 percent for the second half of the year, which is lower than the outlook we offered earlier this year.

"We plan to use a significant portion of any benefits from this trend improvement on marketing and promotion, investments and other business initiatives. Our priorities include growing our charge card portfolio, and expanding our merchant business, corporate services, relationships with other banks who issue cards on our network and information management capabilities. We will also continue to focus on a premium lending strategy linked to co-brand partners around the world.

"Just as in prior recessions, our aim is to be in position to gain competitive advantage once the economy begins to improve."

The second quarter results included two previously disclosed items: $182 million ($118 million after-tax) of net reengineering charges and a $211 million ($135 million after-tax) gain on the sale of a portion of the company's equity holding in Industrial and Commercial Bank of China (ICBC).

Year-ago results included a $136 million ($85 million after-tax) charge to the fair market value of the company's retained interest in securitized cardmember loans.

The lower tax provision for the quarter reflected lower pretax income and the impact of recurring permanent benefits. The year-ago tax provision included a benefit of $101 million, primarily related to resolution of certain prior years' tax items.

During the second quarter, the translation effects of a comparatively stronger U.S. dollar contributed to lower non-U.S. revenues, provisions and expenses.

---------------------------------
(3) The "managed basis" presentation includes on-balance sheet cardmember loans and off-balance sheet securitized cardmember loans. The difference between the "owned basis" (GAAP) information and "managed basis" information is attributable to the effects of securitization activities. The Company is not presenting estimates of owned net write-off rates comparable to the managed data above because the owned write-off rates are not determinable at this time.

DISCONTINUED OPERATIONS

Discontinued operations for the second quarter generated a loss of $5 million compared with a loss of $7 million during the year-ago period.

SEGMENT RESULTS

U.S. CARD SERVICES reported a second-quarter loss of $200 million, compared to a net income of $21 million a year ago.

Total revenues net of interest expense for the second quarter decreased 22 percent to $2.8 billion, driven by reduced cardmember spending, lower loan balances and lower securitization income, net.

Provisions for losses totaled $1.2 billion, a decrease of 22 percent from $1.5 billion a year ago. The decrease reflected lower loan receivables, which were partially offset by higher write-offs and past due loans. On a managed basis(4), the net loan write-off rate was 10.0%, up from 8.5% in the first quarter and 5.3% a year ago. Owned net write-offs were 10.3% in the quarter, up from 8.5% in the first quarter and 5.8% a year ago.

Total expenses decreased 9 percent. Marketing, promotion, rewards and cardmember services expenses decreased 18 percent from the year-ago period, reflecting reduced investments in marketing and promotion and lower rewards costs. Salaries and employee benefits and other operating expenses increased 3 percent from year-ago levels. This increase reflected the unfavorable impact of fair value hedge ineffectiveness, higher deposit-related FDIC assessment costs and charges related to staff reductions. Offsetting these items were the benefits of ongoing reengineering initiatives.

INTERNATIONAL CARD SERVICES reported second-quarter net income of $64 million, compared to $115 million a year ago.

Total revenues net of interest expense decreased 13 percent to $1.1 billion, primarily driven by reduced cardmember spending.

Provisions for losses totaled $302 million, an increase of 25 percent or $60 million from a year ago. The increase reflected higher write-offs and past due loans, offset by lower receivables and loans.

Total expenses decreased 21 percent. Marketing, promotion, rewards and cardmember services expenses decreased 29 percent from year-ago levels, reflecting reduced marketing investments and lower volume-related rewards costs. Salaries and employee benefits and other operating expenses decreased 16 percent from year-ago levels, primarily due to the benefits of ongoing reengineering initiatives, partially offset by charges related to staff reductions.


---------------------------------
(4) Please refer to the information set forth on Exhibit I for further discussion of the owned and managed basis presentations.

GLOBAL COMMERCIAL SERVICES reported a second-quarter net income of $71 million, compared to $227 million a year ago.

Total revenues net of interest expense decreased 23 percent to $1.0 billion, reflecting reduced spending by corporate cardmembers and lower travel commissions and fees.

Total expenses decreased 10 percent. Marketing, promotion, rewards and cardmember services expenses decreased 25 percent from the year-ago period, primarily reflecting lower volume-related rewards costs. Salaries and employee benefits and other operating expenses decreased 8 percent from the year-ago period, reflecting in part the benefits from ongoing reengineering initiatives, partially offset by charges related to staff reductions.

GLOBAL NETWORK & MERCHANT SERVICES reported second-quarter net income of $236 million, down 21 percent from $299 million a year ago.

Total revenues net of interest expense decreased 16 percent to $910 million, primarily reflecting lower merchant-related revenues driven by a decrease in global card billed business.

Total expenses decreased 14 percent. Marketing and promotion expenses decreased 37 percent from the year-ago period, reflecting lower brand advertising and reduced investment spending in merchant services. Salaries and employee benefits and other operating expenses decreased 7 percent. This decrease primarily reflected the benefits of ongoing reengineering initiatives and lower merchant related reserves. Offsetting these items were lower litigation-related expenses in the year-ago quarter and charges related to staff reductions this quarter.

CORPORATE AND OTHER reported a second-quarter net income of $171 million, compared with net loss of $2 million a year ago. The second quarter 2009 results reflected the recognition of $220 million ($136 million after-tax) for the previously announced MasterCard and Visa settlements compared to $70 million ($43 million after-tax) in the year-ago period related to Visa. Results also included the ICBC gain discussed previously, partially offset by reengineering charges incurred during the quarter.

American Express Company is a leading global payments and travel company founded in 1850. For more information, visit www.americanexpress.com.

                                      ***

The 2009 Second Quarter Earnings Supplement will be available today on the American Express web site at http://ir.americanexpress.com. An investor conference call will be held at 5:00 p.m. (ET) today to discuss second-quarter earnings results. Live audio and presentation slides for the investor conference call will be available to the general public at the same web site. A replay of the conference call will be available later today at the same web site address.

                                                                      EXHIBIT 1

                           AMERICAN EXPRESS COMPANY
                              U.S. Card Services

(Billions, except percentages)


                                                Quarter Ended        Quarter Ended          Quarter Ended
                                                 June 30, 2009        March 31, 2009      June 30, 2008

Cardmember lending - owned basis (A):
  Average Loans                                       $26.5                 $30.2              $37.9
  Net write-off rate                                   10.3%                  8.5%               5.8%

Cardmember lending - managed basis (B):
  Average Loans                                       $55.1                 $59.1              $64.2
  Net write-off rate                                   10.0%                  8.5%               5.3%




(A) "Owned," a GAAP basis measurement, reflects only cardmember loans included in the company's Consolidated Balance Sheets.

(B) The managed basis presentation assumes that there have been no off-balance sheet securitization transactions, i.e., all securitized cardmember loans and related income effects are reflected as if they were in the company's balance sheets and income statements, respectively. The difference between the "owned basis" (GAAP) information and "managed basis" information is attributable to the effects of securitization activities. The company presents U.S. Card Services information on a managed basis because that is the way the company's management views and manages the business. Management believes that a full picture of trends in the company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Management also believes that use of a managed basis presentation presents a more comprehensive portrayal of the key dynamics of the cardmember lending business. Irrespective of the on and off-balance sheet funding mix, it is important for management and investors to see metrics for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis. The company does not currently securitize international loans.

Forward Looking Statements:

THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS, WHICH ADDRESS THE COMPANY'S EXPECTED BUSINESS AND FINANCIAL PERFORMANCE, AMONG OTHER MATTERS, CONTAIN WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANTS AND OTHER CREDIT TRENDS, WHICH WILL DEPEND IN PART ON (I) THE ECONOMIC ENVIRONMENT, INCLUDING, AMONG OTHER THINGS, THE HOUSING MARKET, THE RATES OF BANKRUPTCIES AND UNEMPLOYMENT, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS, (II) THE EFFECTIVENESS OF THE COMPANY'S CREDIT MODELS AND (III) THE IMPACT OF LEGISLATIVE INITIATIVES AFFECTING THE CREDIT CARD BUSINESS, INCLUDING, WITHOUT LIMITATION, THE CREDIT CARD ACCOUNTABILITY RESPONSIBILITY AND DISCLOSURE ACT OF 2009; THE IMPACT OF THE COMPANY'S EFFORTS TO DEAL WITH DELINQUENT CARDMEMBERS IN THE CURRENT CHALLENGING ECONOMIC ENVIRONMENT, WHICH MAY AFFECT PAYMENT PATTERNS OF CARDMEMBERS AND THE PERCEPTION OF THE COMPANY'S SERVICES, PRODUCTS AND BRANDS; THE COMPANY'S NEAR-TERM WRITE-OFF RATES, INCLUDING THOSE FOR THE THIRD AND FOURTH QUARTERS OF 2009, WHICH WILL DEPEND IN PART ON CHANGES IN THE LEVEL OF THE COMPANY'S LOAN BALANCES, DELINQUENCY RATES OF CARDMEMBERS, UNEMPLOYMENT RATES AND THE VOLUME OF BANKRUPTCIES; DIFFERENCES BETWEEN OWNED (I.E. GAAP) AND MANAGED WRITE-OFF RATES, WHICH CAN BE IMPACTED BY FACTORS SUCH AS THE VARIOUS TYPES OF CUSTOMER ACCOUNTS IN THE PORTFOLIOS OF THE COMPANY AND THE LENDING SECURITIZATION TRUST; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ECONOMIC ENVIRONMENT, AND THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, AND SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE WRITE-OFF AND DELINQUENCY RATES IN THE MEDIUM- TO LONG-TERM OF CARDMEMBERS ADDED BY THE COMPANY DURING THE PAST FEW YEARS, WHICH COULD IMPACT THEIR PROFITABILITY TO THE COMPANY; THE COMPANY'S ABILITY TO EFFECTIVELY IMPLEMENT CHANGES IN THE PRICING OF CERTAIN OF ITS PRODUCTS AND SERVICES; FLUCTUATIONS IN INTEREST RATES (INCLUDING FLUCTUATIONS IN BENCHMARKS, SUCH AS LIBOR AND OTHER BENCHMARK RATES, AND CREDIT SPREADS), WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND THE VALUE OF THE COMPANY'S INVESTMENTS; THE COMPANY'S ABILITY TO MEET ITS LONG-TERM ON AVERAGE AND OVER TIME FINANCIAL TARGETS; THE ACTUAL AMOUNT TO BE SPENT BY THE COMPANY ON MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES BASED ON MANAGEMENT'S ASSESSMENT OF COMPETITIVE OPPORTUNITIES AND OTHER FACTORS AFFECTING ITS JUDGMENT; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND GENERATE EXCESS CAPITAL AND EARNINGS IN A MANNER AND AT LEVELS THAT WILL ALLOW THE COMPANY TO RETURN A PORTION OF CAPITAL TO SHAREHOLDERS, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS, AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY AND REGULATORY REQUIREMENTS, INCLUDING THOSE ARISING FROM THE COMPANY'S STATUS AS A BANK HOLDING COMPANY; THE ABILITY OF THE COMPANY TO MEET ITS OBJECTIVES WITH RESPECT TO THE GROWTH OF ITS BROKERED RETAIL CD PROGRAM, BROKERAGE SWEEP ACCOUNT PROGRAM AND THE DIRECT DEPOSIT INITIATIVE; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; THE ABILITY OF THE GLOBAL NETWORK SERVICES BUSINESS TO MEET THE PERFORMANCE REQUIREMENTS CALLED FOR BY THE COMPANY'S SETTLEMENTS WITH MASTERCARD AND VISA; TRENDS IN TRAVEL AND ENTERTAINMENT SPENDING AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE UNCERTAINTIES ASSOCIATED WITH BUSINESS ACQUISITIONS, INCLUDING, AMONG OTHERS, THE FAILURE TO REALIZE ANTICIPATED BUSINESS RETENTION, GROWTH AND COST SAVINGS, AS WELL AS THE ABILITY TO EFFECTIVELY INTEGRATE THE ACQUIRED BUSINESS INTO THE COMPANY'S EXISTING OPERATIONS; THE UNDERLYING ASSUMPTIONS AND EXPECTATIONS RELATED TO THE FEBRUARY 2008 SALE OF THE AMERICAN EXPRESS BANK LTD. BUSINESSES AND THE TRANSACTION'S IMPACT ON THE COMPANY'S EARNINGS PROVING TO BE INACCURATE OR UNREALIZED; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS, AND OTHER BENEFITS, INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN

THE SHORT-TERM (INCLUDING DURING 2009) AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; BANKRUPTCIES, RESTRUCTURINGS, CONSOLIDATIONS OR SIMILAR EVENTS (INCLUDING, AMONG OTHERS, THE DELTA AIR LINES/NORTHWEST AIRLINES MERGER) AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; THE ABILITY OF THE COMPANY TO SATISFY ITS LIQUIDITY NEEDS AND EXECUTE ON ITS FUNDING PLANS, WHICH WILL DEPEND ON, AMONG OTHER THINGS, THE COMPANY'S FUTURE BUSINESS GROWTH, ITS CREDIT RATINGS, MARKET CAPACITY AND DEMAND FOR SECURITIES OFFERED BY THE COMPANY, PERFORMANCE BY THE COMPANY'S COUNTERPARTIES UNDER ITS BANK CREDIT FACILITIES AND OTHER LENDING FACILITIES, REGULATORY CHANGES, INCLUDING CHANGES TO THE POLICIES, RULES AND REGULATIONS OF THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM AND THE FEDERAL RESERVE BANK OF SAN FRANCISCO, THE COMPANY'S ABILITY TO SECURITIZE AND SELL RECEIVABLES AND THE PERFORMANCE OF RECEIVABLES PREVIOUSLY SOLD IN SECURITIZATION TRANSACTIONS AND THE COMPANY'S ABILITY TO MEET THE CRITERIA FOR PARTICIPATION IN CERTAIN LIQUIDITY FACILITIES AND OTHER FUNDING PROGRAMS, INCLUDING THE COMMERCIAL PAPER FUNDING FACILITY AND THE TEMPORARY LIQUIDITY GUARANTEE PROGRAM, BEING MADE AVAILABLE THROUGH THE FEDERAL RESERVE BANK OF NEW YORK, THE FEDERAL DEPOSIT INSURANCE CORPORATION AND OTHER FEDERAL DEPARTMENTS AND AGENCIES; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS AND THE ABILITY OF OUR CHARGE CARD AND LENDING TRUSTS TO MAINTAIN EXCESS SPREADS AT LEVELS SUFFICIENT TO AVOID MATERIAL SET-ASIDES OR EARLY AMORTIZATION OF OUR CHARGE CARD AND LENDING SECURITIZATIONS, WHICH WILL DEPEND ON VARIOUS FACTORS SUCH AS INCOME DERIVED FROM THE RELEVANT PORTFOLIOS AND THEIR RESPECTIVE CREDIT PERFORMANCES; THE INCREASE IN EXCESS SPREAD RESULTING FROM THE DESIGNATION OF DISCOUNT OPTION RECEIVABLES WITH RESPECT TO THE AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST, WHICH WILL DEPEND IN PART ON THE MONTHLY PRINCIPAL PAYMENT RATE POSTED TO ACCOUNTS IN, AND THE CREDIT PERFORMANCE OF, THE SECURITIZED LENDING PORTFOLIO; THE COMPANY'S ABILITY TO AVOID MATERIAL LOSSES ON ITS INVESTMENT PORTFOLIO, INCLUDING ITS INVESTMENTS IN STATE AND MUNICIPAL OBLIGATIONS, THE ISSUERS OF WHICH COULD BE ADVERSELY AFFECTED BY THE CHALLENGING ECONOMIC ENVIRONMENT; THE COMPANY'S ABILITY TO INVEST IN TECHNOLOGY ADVANCES ACROSS ALL AREAS OF ITS BUSINESS TO STAY ON THE LEADING EDGE OF TECHNOLOGIES APPLICABLE TO THE PAYMENT INDUSTRY; THE COMPANY'S ABILITY TO ATTRACT AND RETAIN EXECUTIVE MANAGEMENT AND OTHER KEY EMPLOYEES; THE COMPANY'S ABILITY TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS (IP) AND AVOID INFRINGING THE IP OF OTHER PARTIES; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, NATURAL DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; THE POTENTIAL IMPACT OF THE CREDIT CARD ACCOUNTABILITY RESPONSIBILITY AND DISCLOSURE ACT OF 2009 AND REGULATIONS RECENTLY ADOPTED BY FEDERAL BANK REGULATORS RELATING TO CERTAIN CREDIT AND CHARGE CARD PRACTICES, INCLUDING, AMONG OTHERS, THE IMPOSITION BY CARD ISSUERS OF INTEREST RATE INCREASES ON OUTSTANDING BALANCES AND THE ALLOCATION OF PAYMENTS IN RESPECT OF OUTSTANDING BALANCES WITH DIFFERENT INTEREST RATES, WHICH COULD HAVE AN ADVERSE IMPACT ON THE COMPANY'S NET INCOME; ACCOUNTING CHANGES, INCLUDING THE FINANCIAL ACCOUNTING STANDARDS BOARD'S RECENT ADOPTION OF CHANGES TO THE ACCOUNTING OF OFF-BALANCE SHEET ACTIVITIES OR OTHER POTENTIAL REGULATORY INTERPRETATIONS IN THIS AREA, WHICH, WHEN EFFECTIVE, WILL RESULT IN THE COMPANY'S HAVING TO CONSOLIDATE THE ASSETS AND LIABILITIES OF THE LENDING SECURITIZATION TRUST, THEREBY REQUIRING THE COMPANY TO REESTABLISH LOSS RESERVES, WHICH COULD REDUCE THE COMPANY'S REGULATORY CAPITAL RATIOS AND/OR CHANGE THE PRESENTATION OF ITS FINANCIAL STATEMENTS; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q REPORT FOR THE QUARTER ENDED MARCH 31, 2009 AND THE COMPANY'S OTHER REPORTS FILED WITH THE SEC.

All information in the following tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated.

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                       CONSOLIDATED STATEMENTS OF INCOME

(Millions)

                                                                Quarters Ended                     Six Months Ended
                                                                   June 30,                            June 30,
                                                               -----------------   Percentage     ------------------   Percentage
                                                                2009       2008     Inc/(Dec)      2009       2008      Inc/(Dec)
                                                               ------     ------   ----------     -------    -------   ----------
Revenues
Non-interest revenues
  Discount revenue                                             $3,305     $3,991      (17)%       $ 6,371    $ 7,709      (17)%
  Net card fees                                                   532        542       (2)          1,064      1,073       (1)
  Travel commissions and fees                                     407        573      (29)            772      1,067      (28)
  Other commissions and fees                                      439        590      (26)            892      1,212      (26)
  Securitization income, net                                       (2)       227        #             139        671      (79)
  Other                                                           670        578       16           1,120      1,038        8
                                                               ------     ------                  -------    -------
     Total non-interest revenues                                5,351      6,501      (18)         10,358     12,770      (19)
                                                               ------     ------                  -------    -------
Interest income
  Interest and fees on loans                                    1,081      1,564      (31)          2,373      3,235      (27)
  Interest and dividends on investment securities                 196        217      (10)            350        403      (13)
  Deposits with banks and other                                    11         76      (86)             39        161      (76)
                                                               ------     ------                  -------    -------
    Total interest income                                       1,288      1,857      (31)          2,762      3,799      (27)
                                                               ------     ------                  -------    -------
Interest expense
  Deposits                                                        105        123      (15)            190        272      (30)
  Short-term borrowings                                             7        136      (95)             34        297      (89)
  Long-term debt                                                  431        631      (32)            865      1,281      (32)
  Other                                                             4         13      (69)             13         24      (46)
                                                               ------     ------                  -------    -------
    Total interest expense                                        547        903      (39)          1,102      1,874      (41)
                                                               ------     ------                  -------    -------
    Net interest income                                           741        954      (22)          1,660      1,925      (14)
                                                               ------     ------                  -------    -------
Total revenues net of interest expense                          6,092      7,455      (18)         12,018     14,695      (18)
                                                               ------     ------                  -------    -------
Provisions for losses
  Charge card                                                     237        241       (2)            573        586       (2)
  Cardmember lending                                            1,303      1,537      (15)          2,717      2,346       16
  Other                                                            44         46       (4)             97        103       (6)
                                                               ------     ------                  -------    -------
     Total provisions for losses                                1,584      1,824      (13)          3,387      3,035       12
                                                               ------     ------                  -------    -------
Total revenues net of interest expense after provisions for
  losses                                                        4,508      5,631      (20)          8,631     11,660      (26)
                                                               ------     ------                  -------    -------
Expenses
  Marketing and promotion                                         352        663      (47)            697      1,257      (45)
  Cardmember rewards                                            1,029      1,129       (9)          1,875      2,169      (14)
  Cardmember services                                             131        132       (1)            242        254       (5)
  Salaries and employee benefits                                1,370      1,495       (8)          2,623      2,965      (12)
  Professional services                                           599        606       (1)          1,118      1,156       (3)
  Occupancy and equipment                                         392        412       (5)            750        787       (5)
  Communications                                                  106        115       (8)            210        230       (9)
  Other, net                                                      111        305      (64)            154        607      (75)
                                                               ------     ------                  -------    -------
     Total                                                      4,090      4,857      (16)          7,669      9,425      (19)
                                                               ------     ------                  -------    -------
Pretax income from continuing operations                          418        774      (46)            962      2,235      (57)
Income tax provision                                               76        114      (33)            177        531      (67)
                                                               ------     ------                  -------    -------
Income from continuing operations                                 342        660      (48)            785      1,704      (54)
Loss from discontinued operations, net of tax                      (5)        (7)     (29)            (11)       (60)     (82)
                                                               ------     ------                  -------    -------
Net income                                                     $  337     $  653      (48)        $   774    $ 1,644      (53)
                                                               ======     ======                  =======    =======
Income from continuing operations attributable to common
  shareholders (A)                                             $  107     $  657      (84)        $   474    $ 1,695      (72)
                                                               ======     ======                  =======    =======
Net income attributable to common shareholders (A)             $  102     $  650      (84)        $   463    $ 1,635      (72)
                                                               ======     ======                  =======    =======

# - Denotes a variance of more than 100%.

(A) Represents income from continuing operations or net income, as applicable, less (i) accelerated preferred dividend accretion of $212 million for the three and six months ended June 30, 2009 due to the repurchase of $3.39 billion of preferred shares issued as part of the Capital Purchase Program
(CPP), (ii) preferred shares dividends and related accretion of $22 million and $94 million for the three and six months ended June 30, 2009, and (iii) earnings allocated to participating share awards of $1 million and $3 million for the three months ended June 30, 2009 and 2008, respectively, and $5 million and $9 million for the six months ended June 30, 2009 and 2008, respectively.

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                     CONDENSED CONSOLIDATED BALANCE SHEETS

(Billions)

                                               June 30,   December 31,
                                                 2009         2008
                                               --------   ------------
Assets
  Cash                                           $ 16         $ 21
  Accounts receivable                              35           37
  Investment securities                            22           13
  Loans                                            30           41
  Other assets                                     14           14
                                                 ----         ----
    Total assets                                 $117         $126
                                                 ====         ====
Liabilities and Shareholders' Equity
  Customer deposits                              $ 20         $ 15
  Short-term borrowings                             2            9
  Long-term debt                                   54           60
  Other liabilities                                28           30
                                                 ----         ----
    Total liabilities                             104          114
                                                 ----         ----
  Shareholders' equity                             13           12
                                                 ----         ----
    Total liabilities and shareholders' equity   $117         $126
                                                 ====         ====

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                               FINANCIAL SUMMARY

(Millions)

                                                      Quarters Ended                     Six Months Ended
                                                          June 30,                           June 30,
                                                     -----------------   Percentage     ------------------   Percentage
                                                      2009       2008     Inc/(Dec)      2009       2008      Inc/(Dec)
                                                     ------     ------   ----------     -------    -------   ----------
TOTAL REVENUES NET OF INTEREST EXPENSE
  U.S. Card Services                                 $2,805     $3,593      (22)%       $ 5,879    $ 7,315      (20)%
  International Card Services                         1,091      1,256      (13)          2,114      2,451      (14)
  Global Commercial Services                          1,003      1,308      (23)          1,947      2,452      (21)
  Global Network & Merchant Services                    910      1,083      (16)          1,746      2,086      (16)
                                                     ------     ------                  -------    -------
                                                      5,809      7,240      (20)         11,686     14,304      (18)
  Corporate & Other,
    including adjustments and eliminations              283        215       32             332        391      (15)
                                                     ------     ------                  -------    -------
CONSOLIDATED TOTAL REVENUES NET OF INTEREST EXPENSE  $6,092     $7,455      (18)        $12,018    $14,695      (18)
                                                     ======     ======                  =======    =======
PRETAX INCOME (LOSS) FROM CONTINUING OPERATIONS
  U.S. Card Services                                 $ (332)    $  (63)       #         $  (382)   $   728        #
  International Card Services                            49         73      (33)             57        190      (70)
  Global Commercial Services                             99        326      (70)            227        544      (58)
  Global Network & Merchant Services                    360        455      (21)            725        790       (8)
                                                     ------     ------                  -------    -------
                                                        176        791      (78)            627      2,252      (72)
  Corporate & Other                                     242        (17)       #             335        (17)       #
                                                     ------     ------                  -------    -------
PRETAX INCOME FROM CONTINUING OPERATIONS             $  418     $  774      (46)        $   962    $ 2,235      (57)
                                                     ======     ======                  =======    =======
NET INCOME (LOSS)
  U.S. Card Services                                 $ (200)    $   21        #         $  (225)   $   544        #
  International Card Services                            64        115      (44)            103        248      (58)
  Global Commercial Services                             71        227      (69)            157        378      (58)
  Global Network & Merchant Services                    236        299      (21)            473        522       (9)
                                                     ------     ------                  -------    -------
                                                        171        662      (74)            508      1,692      (70)

  Corporate & Other                                     171         (2)       #             277         12        #
                                                     ------     ------                  -------    -------
  Income from continuing operations                     342        660      (48)            785      1,704      (54)
  Loss from discontinued operations, net of tax          (5)        (7)     (29)            (11)       (60)     (82)
                                                     ------     ------                  -------    -------
NET INCOME                                           $  337     $  653      (48)        $   774    $ 1,644      (53)
                                                     ======     ======                  =======    =======

# - Denotes a variance of more than 100%.

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                         FINANCIAL SUMMARY (CONTINUED)

                                                                    Quarters Ended                  Six Months Ended
                                                                        June 30,                        June 30,
                                                                   -----------------   Percentage   ----------------   Percentage
                                                                    2009       2008     Inc/(Dec)    2009      2008     Inc/(Dec)
                                                                   ------     ------   ----------   ------    ------   ----------
EARNINGS PER COMMON SHARE

BASIC
      Income from continuing operations attributable to common
        shareholders                                               $ 0.09     $ 0.57     (84)%      $ 0.41    $ 1.47      (72)%
      Loss from discontinued operations                                 -      (0.01)      #         (0.01)    (0.05)     (80)
                                                                   ------     ------                ------    ------
      Net income attributable to common shareholders               $ 0.09     $ 0.56     (84)%      $ 0.40    $ 1.42      (72)%
                                                                   ======     ======                ======    ======
      Average common shares outstanding (millions)                  1,162      1,154       1%        1,159     1,153        1%
                                                                   ======     ======                ======    ======
DILUTED
      Income from continuing operations attributable to common
        shareholders                                               $ 0.09     $ 0.56     (84)%      $ 0.41    $ 1.46      (72)%
      Loss from discontinued operations                                 -          -       -         (0.01)    (0.05)     (80)
                                                                   ------     ------                ------    ------
      Net income attributable to common shareholders               $ 0.09     $ 0.56     (84)%      $ 0.40    $ 1.41      (72)%
                                                                   ======     ======                ======    ======
      Average common shares outstanding (millions)                  1,165      1,163       -%        1,161     1,163        -%
                                                                   ======     ======                ======    ======
Cash dividends declared per common share                           $ 0.18     $ 0.18       -%       $ 0.36    $ 0.36        -%
                                                                   ======     ======                ======    ======

                       SELECTED STATISTICAL INFORMATION

                                                                    Quarters Ended                  Six Months Ended
                                                                        June 30,                        June 30,
                                                                   -----------------   Percentage   ----------------   Percentage
                                                                    2009       2008     Inc/(Dec)    2009      2008     Inc/(Dec)
                                                                   ------     ------   ----------   ------    ------   ----------
Return on average equity (A)                                         13.2%      31.1%                 13.2%     31.1%
Return on average common equity (A)                                  12.0%      30.9%                 12.0%     30.9%
Return on average tangible common equity (A)                         15.6%      37.5%                 15.6%     37.5%
Common shares outstanding (millions)                                1,189      1,159       3%        1,189     1,159       3%
Book value per common share                                        $11.28     $10.58       7%       $11.28    $10.58       7%
Shareholders' equity (billions)                                     $13.4      $12.3       9%        $13.4     $12.3       9%

# - Denotes a variance of more than 100%.

(A) Refer to Appendix I for components of return on average equity, return on average common equity and return on average tangible common equity.